SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2006

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer or Listing.

On March 10, 2006, Primus Telecommunications Group, Incorporated (the “Company” or “PRIMUS”), received a letter from The Nasdaq Stock Market (“Nasdaq”) stating that Nasdaq would transfer the Company’s shares to the Nasdaq Capital Market, effective at the open of business on March 14, 2006, and that the Company’s continued listing on the Nasdaq Capital Market would be contingent upon the successful completion of an application and review process.

On March 13, 2006, the Company announced that its application to transfer its listing to the Nasdaq Capital Market had been approved by The Nasdaq Stock Market. Effective at the open of business on March 14, 2006, the Company’s common stock was transferred from the Nasdaq National Market to the Nasdaq Capital Market. The Company’s common stock will continue to trade under the symbol “PRTL” on the Nasdaq Capital Market.

The Company sought the transfer to the Nasdaq Capital Market because it did not satisfy the minimum bid price requirement of the Nasdaq National Market. Under the rules of the Nasdaq Capital Market, PRIMUS has an additional grace period through June 12, 2006 to comply with the $1.00 minimum closing bid price requirements for continued trading on the Nasdaq Capital Market.

Item 9.01. Financial Statements and Exhibits.

(a)	and (b) Not applicable.

(c)	Exhibits.

	Exhibit No.	Description
	99.1	Press release dated March 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATION GROUP, INCORPORATED

Dated: March 14, 2006	By:	/s/ Thomas R. Kloster
Thomas R. Kloster
Chief Financial Officer (Principal Financial Officer)